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EXHIBIT 10.1

[PSiGate Logo Here]


MERCHANT AGREEMENT -  Merchant and Gateway Account
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ARTICLE A - DEFINITIONS

In this agreement:

1 "SERVICES" means access to, interface with and processing of credit card authorization and settlement transactions of Merchant's customers over the Internet.

2 "FAILURE" means the Services do not substantially perform in accordance with the User Documentation.

3 "PERMANENT FIX" means a fully tested and quality controlled error correction to a Failure in the Services.

4 "WORKAROUND" means the temporary prevention of the reoccurrence of a Failure after implementation of a specific procedural or process change.

5 "RELIEF" means an immediate solution or Permanent Fix to a Failure or a Workaround that avoids the Failure or reduces the impact of such Failure until such time that a Permanent Fix is available, but excludes recovery or restoration of a system database or similar task.

6 "SERVICES SUPPORT" includes, without limitation, the provision of: (i) Relief to reported and documented errors in the Software; (ii) answers to questions regarding the use of the Services; (iii) assistance with the interface to PSiGate's server; (iv) coordination with Merchants' card processor and bank and communication to the card processor; (v) assistance with interfacing of the transaction data with legacy systems; (vi) testing of interface to PSiGate's server; and (vii) training on the use of the Services.

7 "USER DOCUMENTATION" means all associated media and written materials which may include online or electronic documentation associated with the Services.

ARTICLE B - SERVICES

8 Prior to activation of the Services, PSiGate shall establish an account in Merchant's name. Upon payment of the Activation Charge and License Fee, the Services shall be activated. Merchant shall select a personal password and shall not disclose that password except to PSiGate and persons authorized by Merchant to access its account. Merchant acknowledges that it shall be entirely liable for all activities conducted through Merchant's account.

9 PSiGate will provide Merchant with the Services in accordance with the User Documentation. PSiGate reserves the right to change any aspect of the Services, including, without limitation, Fees, terms and conditions of this agreement and the characteristics of the Services, upon five days advance notice. Notice of change as provided in this section shall be deemed to have been given upon electronic posting on PSiGate's network at www.psigate.com for a period of not less than seven consecutive days. Merchant's continued use of the Services following notice of any such revision in the foregoing manner shall be conclusively deemed acceptance of all of such revisions.

10 PSiGate hereby grants Merchant a non-exclusive, non-transferable, revocable, limited sub-license for a term of one year from first day of the month in which Merchant accesses the Services in either test or production mode to use the software necessary to access and utilize the Services and the User Documentation. Merchant acknowledges and agrees that PSiGate and its licensors are the sole owners of all right, title and interest in and to the software which comprise the Services, the User Documentation and all copyrights, know-how, trade secrets, trademarks, service marks, trade names, patents and other proprietary rights associated therewith throughout the world. Merchant

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shall not commit any act that might prejudice or adversely affect the validity of such ownership. Ownership of the software which comprise the Services, the User Documentation and all copies, modifications and merged portions thereof shall at all times remain with PSiGate and its licensors. Merchant may make a reasonable number of copies of User Documentation for use only by Merchant. PSiGate reserves the right to change the names, organization and content of the User Documentation from time to time. PSiGate shall be entitled to create, distribute and sub-license aggregate statistical and database compilations derived from Merchant data and Merchant's customers' data, such as demographics, site traffic, viewing and navigation patterns, transaction characteristics.

11 Merchant agrees that PSiGate may refer to Merchant by trade name and trademark and may describe Merchant's business in PSiGate's marketing materials and web site. Merchant hereby grants PSiGate a limited license to use any Merchant trade names and trademarks solely in connection with the rights granted to PSiGate pursuant to this section. All goodwill associated with Merchant's trade name and trademarks will inure solely to Merchant. Merchant may display the slogan "Enabled by PSiGate", or any other PSiGate slogan together with the PSiGate logo, or any other PSiGate trademark or service mark or logo, on Merchant's web site or marketing literature only after obtaining PSiGate's written approval. All goodwill associated with PSiGate's trade name, trademarks, slogans and logos will inure solely to PSiGate. Merchant hereby consents to PSiGate's use of Merchant's name and logo in PSiGate's customer list, marketing materials, press releases and announcements.

ARTICLE C - MERCHANT'S RESPONSIBILITIES

12 Merchant represents, warrants and covenants that: (i) its use of the Services and its web site shall comply with any and all applicable laws; (ii) its web pages shall not contain and Merchant shall not propagate, distribute, house, process, store or otherwise in any way handle material that is pornographic, obscene, lewd, lascivious, filthy, excessively violent, harassing, harmful, or offensive, that is disparaging or defamatory, that invades any right of privacy or that infringes upon any intellectual property rights of any person; (iii) it shall not transmit or store any information, data or material in violation of any international, federal, provincial, state or local regulation or law; (iv) it shall comply with all applicable rules and regulations related to credit card processing, settlement and clearing of payment transactions; (v) it will not use the Services for illegal purposes, or to interfere with or disrupt other network users, network services or network equipment; (vi) it shall comply with all local, provincial, state and federal laws governing the transmission, storage, production, and/or retrieval of electronic information; (vii) it will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information provided pursuant to this agreement to anyone outside the United States without first complying with all export control laws and regulations which may be imposed by the United States, Canada and any country or organization of nations within whose jurisdiction Merchant operates or does business.

13 Merchant represents and warrants that it is a single business entity and is not comprised of more than one business unit which: (i) must provide separate financial reports at Merchant's bank; (ii) are located at different geographical locations; (iii) are listed as separate business units in either Merchant's financial statements or that of Merchant's parent organization; or (iv) carry separate financial accountability within the Merchant's organization or by Merchant's bank. Merchant also represents and warrants that it has only one web storefront, one Merchant identification number and one account number. Merchant acknowledges and agrees that the Services shall be utilized by Merchant on one server only, utilizing computer equipment owned by, leased to or operated for the benefit of Merchant.

14 Merchant acknowledges and agrees that this agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property.

15 Merchant shall be solely responsible for all telephone, computer, hardware and software equipment and services necessary to access and utilize the Services. Merchant shall bear all collection risk (including, without limitation, credit card fraud and any other type of credit fraud) with respect to sales of its products or services and shall bear all responsibility and liability for the proper payment of all taxes which may be levied or assessed (including, without limitation, sales taxes) which may be levied in respect of sales of its products or services.

16 Merchant shall not (and shall not knowingly cause or permit anyone to) reproduce or prepare any derivative work based upon the Services or any other proprietary information belonging to PSiGate. Merchant agrees to secure and protect tangible forms

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[PSiGate Logo Here]

of the software which comprise the Services, the User Documentation and other proprietary information belonging to PSiGate and its licensors so as to maintain the rights of PSiGate and its licensors therein. Merchant shall not (and shall not knowingly cause or permit anyone to) disassemble, decompile, decrypt, extract, or reverse engineer the software which comprise the Services, or otherwise apply any procedure or process to the Services or the software which comprise the Services, in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listing for the software which comprise the Services, or any procedure, process or other material embodied in the Services or the software which comprise the Services.

17 If an individual, Merchant certifies that he or she is at least eighteen years of age.

18 Merchant agrees that the User Documentation shall be disclosed only to those of its employees as are necessary to facilitate the Services, shall not be disclosed to third parties without the written consent of the other party and shall be kept in a safe and secure location.

ARTICLE D - SUPPORT SERVICES

19 PSiGate will make commercially reasonable best efforts to provide Services Support on a timely basis, based on severity level, the extent of the impact on functionality, and any other available information.

20 Prior to submitting a Support Request to PSiGate, Merchant will first troubleshoot its system to determine if issues may be arising from other software or hardware of the Merchant, its Internet service provider, the Internet or other variables outside the control and domain of PSiGate. Merchant may be charged by PSiGate, at PSiGate's discretion, for products or technical support which are not covered under the Services Support policies and procedures of PSiGate then in effect. PSiGate will advise Merchant of the possibility of charges for any products or technical support requested prior to proceeding.

21 Services Support is available as set forth in Schedule A, attached hereto and forming part of this agreement. Merchant may request Services Support by notifying PSiGate by email to support@psigate.com, supplying complete information relating to the problem, including copies of error messages and logs system data and any other relevant data.

ARTICLE E - FEES

22 Merchant unconditionally agrees and promises to pay to the order of PSiGate, its successors and assigns fees for the Services set forth in Schedule A (the "Fees"). Merchant waives any right to off-set against any of the Fees. There shall be added to all Fees an amount equal to all taxes, however designated, levied or based, including, with-out limitation, sales and use taxes imposed in connection with the Services. Merchant shall be liable to pay for the full month's Fees even if the Services are terminated before the end of the month for any reason.

23 Merchant acknowledges and agrees that if it changes its bank, merchant identification number or merchant account number subsequent to the Effective Date, it may be subject to an additional fee, in the discretion of PSiGate.

24 Merchants with invoices remaining unpaid 30 days after the due date are liable for a $25 administrative surcharge and may have their Services suspended. If any payment is returned or rejected, Merchant's Services will be suspended. Suspended Services may be resumed upon receipt of full payment of all amounts due and Merchant agrees to pay a $75 surcharge for re-connection of Services. Suspension of Services shall not relieve Merchant from its obligation to pay any and all past due Fees.

25 Under no circumstances shall PSiGate be liable to Merchant under any contract, negligence, strict liability or other legal or equitable theory for any amounts in excess of the aggregate fees paid by Merchant hereunder during the twelve month period prior to the date the cause of action arose. The exclusions and limitations of this section will not apply in jurisdictions that prohibit the exclusion or limitation of incidental or consequential damages or limitations on the duration of an implied warranty.

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ARTICLE F - TERM AND TERMINATION

26 This agreement shall take effect on the date it is executed by PSiGate (the "Effective Date"). PSiGate may terminate this agreement upon giving Merchant thirty days written notice. Such termination by PSiGate shall become effective immediately upon expiration of such thirty day period.

27 PSiGate reserves the right to terminate any account of Merchant on which no activity has occurred for a period of not less than six months. PSiGate reserves the right to remove any data stored in any Merchant directory upon termination of Merchant account.

28 In the event that PSiGate reasonably believes that Merchant's conduct (including without limitation intentionally transmitting inaccurate and/or incomplete data to PSiGate) or Merchant's products violate applicable law or pose a threat to PSiGate's systems, equipment, processes, or intellectual property (a "Threatening Condition"), PSiGate will provide Merchant with notice of the Threatening Condition, upon receipt of which Merchant agrees to exercise best efforts to cure said Threatening Condition. If in the reasonable and good faith determination of PSiGate, the Threatening Condition poses an imminent or actual threat to PSiGate's systems, equipment, processes, or intellectual property, Merchant agrees to suspend any and all activity on its account until such threat is cured. Notwithstanding the foregoing, PSiGate may thereafter deactivate Merchant's account without notice until the threat is cured if Merchant does not itself suspend activity.

29 The initial term of this agreement shall be one year from the Effective Date. Thereafter, this agreement will renew automatically for additional terms of one year ("Additional Term") unless either party provides the other with written notice not less than thirty calendar days prior to any such renewal that it does not wish to renew this agreement.

30 This agreement may be terminated by either party effective immediately and with-out notice in the event that: (i) the other party commits a material breach of this agreement which remains uncured thirty days following written notice thereof; (ii) the other party files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors; (iii) a receiver, trustee or similar officer is appointed for the business or property of such party; (iv) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against such party and is not stayed, enjoined or discharged within sixty days; or (v) the other party adopts a resolution for discontinuance of its business or for its dissolution.

ARTICLE G - GENERAL

31 The parties shall perform all of their duties under this agreement as independent contractors. Nothing in this agreement shall be construed to give either party the power to direct or control the daily activities of the other party, or to constitute the parties as principal and agent, employer and employee, franchiser and franchisee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking. The parties understand and agree that, except as specifically provided in this agreement, neither party grants the other party the power or authority to make or give any agreement, statement, representation, warranty or other commitment on behalf of the other party, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of the other party, or to transfer, release or waive any right, title or interest of such other party.

32 This agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each party hereby submits to the exclusive jurisdiction of the courts of the Province of Ontario.

33 This agreement may not be transferred or assigned by Merchant and any attempts by Merchant to assign any of its rights or delegate any of its duties hereunder shall be null and void. This agreement shall inure to the benefit of and bind PSiGate and Merchant and their respective successors and assigns.

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[PSiGate Logo Here]


34 Merchant warrants and represents that its signatory whose signature appears below has been and is on the date of this agreement duly authorized by all necessary corporate action to execute this agreement.

35 PSiGate shall not be responsible for any failure to perform its obligations under this agreement if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes that are beyond the reasonable control of PSiGate.

36 This agreement, including any schedules attached hereto, constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. Each party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein. The headings in this agreement are intended for convenience of reference and shall not affect its interpretation. This agreement may be executed in counterparts each of which shall be deemed an original and all such counterparts shall constitute one and the same agreement.

37 This agreement may not be modified or amended, including by custom, usage of trade or course of dealing, except by an instrument in writing signed by duly authorized officers of both of the parties hereto. The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

38 The provisions of this agreement relating to confidentiality, reverse engineering and indemnification shall survive any termination or expiration of this agreement.

39 If any provision of this agreement shall be held illegal or unenforceable, that pro-vision shall be limited or eliminated to the minimum extent necessary so that this agreement shall otherwise remain in full force and effect and enforceable.

40 Except as otherwise provided herein, any notice, approval, request, authorization, direction or other communication under this agreement shall be given in writing to the address set forth below and shall be deemed to have been delivered and given for all purposes on the delivery date, if delivered personally to the party to whom the same is directed, one business day after deposit with a commercial overnight carrier, with written verification of receipt and upon completion of transmission if sent via telecopier, with confirmation of successful transmission.

41 Each provision of this agreement shall be fairly interpreted and construed in accordance with its provisions and without any strict interpretation or construction in favour of or against either party. This agreement may be signed in multiple counter-parts, and each such duly signed counterpart shall be deemed to be an original copy of this agreement provided; however, that each party shall receive a counterpart fully signed by the other party.

42   Time is of the essence for the purpose of this Agreement.



The Merchant acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by Provider from seeking independent legal advice prior to the execution and delivery of this agreement and that in the event that he did not avail himself of that opportunity prior to the signing of this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.


Services Support shall be available Monday through Thursday, 8 a.m. to 6 p.m., Friday, 8 a.m. to 5 p.m., Eastern Standard Time, excluding holidays.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below ("Effective Date").

     Company
       Name:  Cyber Public Relations, Inc.
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    Address:  8260 Ryan Road
              Richmond, BC  V7A 2E5
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         By:  /s/ Maria Trinh
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              (Signature of Merchant's authorized employee)

       Name:  Maria Trinh
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      Title:
              President
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       Date:
              April 23, 2001
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PAYMENT SERVICES INTERACTIVE GATEWAY INC.
6725-6 Millcreek Drive
Mississauga, Ontario
L5N 5V2

         By:
              /s/Steve Jasper
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              (Signature of PSiGate's authorized employee
              (1))
    Name and
      Title:  Steve Jasper, VP Product Management
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     And By:
              /s/ Julie McLaughlin
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              (Signature of PSiGate's authorized employee
              (2))
    Name and
      Title:  Julie McLaughlin, Account Manager
              -----------------------------------------------
       Date:
              April 23, 2001
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SCHEDULE A - FEES   Select the appropriate box
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Merchant shall pay PSiGate the following fees for the Services:



[ ]   CDN FUNDS SETTLEMENT:
         (a)      a one time set-up fee of CDN $ 399.00 ("Activation Charge");
         (b)      a monthly maintenance fee of CDN $ 49.95 ("Monthly
                  Maintenance");
         *(c) an individual transaction fee of CDN $ 0.35(cent) for each transaction ("Transaction fees"); and
         (d)      Visa/MasterCard Processing Rate 3.95%


NOTE: If your Merchant Account is not approved, your Activation Charge will be refunded to you less a $175.00 Processing Fee.

PLEASE NOTE: In lieu of the Merchant security deposit that is required by a bank for Internet Merchants, PSiGate requires a Rolling Merchant Reserve Fund based on 5% of actual monthly sales. These funds will be held for 90 days on a rolling basis, and then returned to the Merchant

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